UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2015

VITAE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36617 (Commission File Number)	04-3567753 (IRS Employer Identification No.)

502 West Office Center Drive Fort Washington, PA 19034 (Address of Principal Executive Offices)	19034 (Zip Code)

Registrant’s telephone number, including area code: (215) 461-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 10, 2015, Vitae Pharmaceuticals, Inc. (“Vitae”) issued a press release announcing the initiation of a Phase 1 multiple ascending dose clinical trial of VTP-43742, its wholly owned and first-in-class RORγt inhibitor product candidate for the treatment of autoimmune disorders, including psoriasis, psoriatic arthritis, ankylosing spondylitis, rheumatoid arthritis and multiple sclerosis, as well as numerous orphan indications.  Vitae plans to conduct this multiple ascending dose clinical trial in two populations. In the first part of the trial, Vitae will evaluate the safety, tolerability, pharmacokinetic and pharmacodynamic profile of multiple ascending doses of VTP-43742 in healthy human volunteers. In the second, proof-of-concept portion of the trial, Vitae will assess the safety, tolerability, pharmacokinetic, pharmacodynamic and clinical efficacy profile of multiple ascending doses of VTP-43742 in psoriatic patients, with top-line clinical efficacy results from those patients expected by the end of 2015. This trial coincides with an ongoing Phase 1 single ascending dose study of VTP-43742, which Vitae initiated in June 2015 and for which results are expected in the second half of 2015. A copy of Vitae’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Vitae Pharmaceuticals, Inc. Press Release, dated August 10, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAE PHARMACEUTICALS, INC.

Date: August 10, 2015	By:	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer

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